EXHIBIT 3.1


         THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR
(III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

         THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON APRIL __, 2010 (the "EXPIRATION DATE").

No. A-____

                                  CATCHER, INC.

                      WARRANT TO PURCHASE ______ SHARES OF
                    COMMON STOCK, PAR VALUE $0.001 PER SHARE

For VALUE RECEIVED, _____________________________ ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Catcher, Inc., a Delaware corporation (the "Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $20.84 (the exercise price in effect being herein called the "Warrant Price"), ______ shares ("Warrant Shares) of the Company's Common Stock, par value $0.001 per share ("Common Stock"). The Warrant Price shall be adjusted to $1.50 following the transactions (the "Transactions") contemplated by the Subscription Agreement (as defined below) and the Memorandum (as such term is described in the Subscription Agreement). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to further adjustment from time to time as described herein.

      Section 1. REGISTRATION. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

      Section 2. TRANSFERS. A provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of the Warrantholders' counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

      Section 3. EXERCISE OF WARRANT. Subject to the provisions hereof, the Warrantholder may exercise the Warrant in whole or in part at any time prior to its expiration upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designees, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Warrantholder within reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which the Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Article 1 of the Subscription
Agreement (the "Subscription Agreement") dated April 27, 2005 between the Company and the Subscribers thereto are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

      Section 4. COMPLIANCE WITH THE SECURITIES ACT OF 1933. Except as provided in the Subscription Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

      Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due. Section

      6. MUTILATED OR MISSING WARRANTS. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory of the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

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

      Section 7. RESERVATION OF COMMON STOCK. The Company hereby covenants that within forty-five (45) days of the date of this Warrant, there will be reserved, and the Company shall at all applicable times thereafter keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Warrantholder shall not exercise this Warrant within such forty-five day period. Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issues, fully paid and non-assessable shares of Common Stock of the Company.

      Section 8.  ADJUSTMENTS.  Subject and pursuant to the  provisions  of this
Section 8, unless waived in a particular case by the Warrantholder, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

              (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is continuing the corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of the Warrant Price. Such adjustments shall be made successively whenever any event listed above shall occur.

              (b) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Warrant Price in the case of the issuance of (A) capital stock, options or convertible securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of the Common
Stock issued upon the conversion or exercise of options or convertible securities issued prior to the date hereof, (C) securities issued pursuant to the Subscription Agreement and the securities issued upon the exercise or conversion of those securities, and (D) shares of Common Stock issued or issuable by reason of a dividend, stock spilt or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant) (collectively, "Excluded Issuances").

      Section 9. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

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


      Section 10. BENEFITS. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

      Section 11. NOTICES TO WARRANTHOLDER. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

      Section 12. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                         If to the Company:

                         Catcher, Inc.
                         1165 Via Vera Cruz
                         San Marcos, CA 92069

                         With a copy to:

                         Piliero Goldstein Kogan & Miller, LLP
                         10 East 53rd Street, 36th Floor
                         New York, NY 10022
                         Attn:  Robert D. Piliero, Esq.
                         Fax:  (212) 478-8502

      Section 13. EXCHANGE AGREEMENT AND REGISTRATION RIGHTS. The obligations of the Company under this Warrant shall be assumed by U.S. Telesis Holdings, Inc. ("UST") pursuant to a Stock Exchange Agreement between the initial Warrantholder and UST as more fully described in the Subscription Agreement executed by the Warrantholder. In addition, the common stock of UST issuable upon exercise of this Warrant shall be subject to certain registration rights as provided in a certain Registration Rights Agreement delivered simultaneously with the Stock Exchange Agreement. Any subsequent Warrantholder may be entitled to such rights.

      Section 14. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

      Section 15. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY BY TRIAL. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action or proceeding contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE
WARRANTHOLDER  HEREBY  WAIVES  ANY  RIGHT  TO  REQUEST  A  TRIAL  BY JURY IN ANY
LITIGATION WITH RESPECT TO THIS WARRANT AS REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

      Section 16. CALL PROVISIONS.

              (a) Subject to the provisions of clauses (b) and (c) below, from time to time at any time that the closing bid of a share of Common Stock as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $34.74 (which amount shall be adjusted to $2.50 following the Transactions and thereafter approximately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the Transactions, collectively, a "Reclassification") for at least ten (10) consecutive trading days with an average daily volume of at least 2,879 shares (which volume amount shall be adjusted to 40,000 shares following the Transactions and thereafter approximately adjusted for any Reclassification) during such ten (10) consecutive trading days and during which a registration statement (as required by the Registration Rights Agreement) has been effective (the "TRADING CONDITION"), the Company, upon twenty (20) days prior written notice (the "NOTICE PERIOD") given to the Warrantholder, may require the Warrantholder to exercise the Warrant at the Warrant Price. In the event the Warrantholder shall fail to exercise the Warrant at the Warrant Price within the Notice Period, the Company shall have the right, without further notice to call this Warrant at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to the Warrant. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant in whole or in part prior to the end of the Notice Period.

              (b) In connection with any transfer of less than all of this Warrant, the transferring Warrantholder shall deliver to the Company an agreement or instrument executed by the transferring Warrantholder and the new Warrantholder allocating between them on whatever basis they may determine in their sole discretion any subsequent call of the Warrant by the Company, such that after giving effect to such transfer the Company shall have the right to call the same number of Warrants that it would have had if the transfer or exchange had not occurred.

      Section 17. NO RIGHTS AS STOCKHOLDER. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant. Section
18. AMENDMENT; WAIVER. This Warrant is one of a class of Warrants of like tenor issued by the Company pursuant to the Subscription Agreement and initially covering an aggregate of 162,013 shares of Common Stock (collectively the "Company Warrants"). Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of the Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the "Majority Holders"); PROVIDED, that (x) any such amendment or waiver must apply to all Company Warrants of the same tenor; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

      Section 19. ACQUISITION. As described in the Offering Materials (as such term is defined in the Subscription Agreement), all of the outstanding capital stock of the Company shall be acquired by UST and all warrants, including this Warrant to purchase the common stock of the Company shall be assumed by UST (the "Acquisition"). Accordingly, upon consummation of the Acquisition and subject to the terms and conditions hereof, the Warrantholder shall have the right to exercise this Warrant to receive such number of shares of UST to which the Warrantholder would have been entitled as consideration in the Acquisition if the Warrantholder had exercised this Warrant to receive Common Stock immediately prior to the Acquisition.

      Section 20. SECTION HEADINGS. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





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



[Series A Warrant]


      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the __ day of April, 2005.


                                 CATCHER, INC.



                                 By:
                                    ---------------------------------
                                 Name:  Charles Sander
                                 Title: President and Chief Executive Officer

                                   APPENDIX A
                                  CATCHER, INC.
                              WARRANT EXERCISE FORM

To:  Catcher, Inc.:

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, ___________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           -------------------------------------
                           Name

                           -------------------------------------
                           -------------------------------------
                           Address

                           -------------------------------------
                           Federal Tax ID or Social Security No.

      and delivered by (certified mail to the above address, or electronically (provide DWAC Instructions: ____________________), or (other (specify):
_________________________), and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: _______________, ____

Note: The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

                                 Warrant Signature:
                                                       -------------------------
                                 Name (please print):
                                                       -------------------------
                                                       -------------------------
                                                       Address

                                                       -------------------------
                                                       Federal Identification or
                                                       Social Security No.





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